UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hertiage Oaks Bancorp
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders
Heritage Oaks Bancorp
400 S. River Road
Paso Robles, California 93446
May 28, 2014 – 5:30 p.m.

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Heritage Oaks Bancorp. The Annual Meeting will be held at 5:30 p.m. on Wednesday, May 28, 2014, at Heritage Oaks Bank's branch office, located at 400 S. River Road, Paso Robles, California 93446. To enable our employee owners to attend the Annual Meeting, the branch will close at 5:00 p.m. on May 28. A reception will be held immediately following the Annual Meeting, at the same location.

At the Annual Meeting you will be asked (1) to elect twelve directors of Heritage Oaks Bancorp to serve for the coming year and until their successors are duly elected and qualified; (2) to vote, on an advisory basis, to approve the Company's executive compensation for the Named Executive Officers (defined in the Proxy Materials attached); (3) to determine the frequency of future advisory votes to approve the Company's executive compensation for the Named Executive Officers; (4) to ratify the selection of independent public accountants; and (5) to act on such other business as may properly come before the Annual Meeting. You are urged to read the accompanying Proxy Statement carefully. It contains a detailed explanation of all matters on which you will be asked to vote. Only shareholders of record as of the close of business on March 31, 2014, are entitled to receive notice of and to vote at this Annual Meeting.

It is very important that as many shares as possible be represented at the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If after signing and returning the Proxy Card you come to the Annual Meeting, you may vote in person even though you have previously sent in a Proxy Card. Alternatively, you may vote by Internet or telephone. If you wish to vote by Internet or telephone you will need your Shareholder Control Number, which is located in the lower right corner of the enclosed Proxy Card, and the website address and/or toll-free telephone number, which are shown on the Proxy Card. No other personal information will be required in order to vote in this manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2014

Copies of the Annual Meeting Proxy Materials, including the Proxy Statement, Proxy Card and Annual Report to Shareholders, are also available at: http://www.heritageoaksbancorp.com.

We encourage you to attend the Annual Meeting. Please RSVP by marking the appropriate box on the Proxy Card, or by contacting the Company by May 14, 2014 by telephone at (805) 369-5152, or register at http://www.heritageoaksbank.com/2014annmtg.

By order of the Board of Directors

William Raver
Corporate Secretary
April 17, 2014

PROXY STATEMENT
OF
HERITAGE OAKS BANCORP
1222 Vine Street
Paso Robles, California 93446

These Annual Meeting Proxy Materials are furnished in connection with the solicitation by the Board of Directors of Heritage Oaks Bancorp (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 28, 2014, at 5:30 p.m. at the Company's branch office at 400 S. River Road, Paso Robles, California 93446, and at any adjournment thereof.

PURPOSE OF MEETING

The matters to be considered and voted upon at the Annual Meeting will be:

•
Proposal 1: The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

•
Proposal 2: An advisory vote to approve the Company's executive compensation for Named Executive Officers.

•
Proposal 3: An advisory vote to approve the frequency for holding an advisory vote on the Company's executive compensation for Named Executive Officers.

•
Proposal 4: The ratification of the selection of independent public accountants.

•
Transacting such other business as may properly come before the Annual Meeting and any adjournments thereof.

None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

GENERAL PROXY STATEMENT INFORMATION

Heritage Oaks Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. There are an aggregate total of approximately 1,189,538 shares of preferred stock outstanding, which do not carry voting rights. All of the outstanding common shares are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 31, 2014 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 32,970,882 shares of common stock were outstanding. The determination of shareholders entitled to vote at the Annual Meeting and the number of votes to which they are entitled was made on the basis of the Company's records as of the Record Date. Proxy Materials are first being sent to shareholders on or about April 28, 2014.

The presence in person or by proxy (including web and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and "broker non-votes" (as defined below), will be counted as present for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called "broker non-votes." The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute "broker non-votes" regarding non-routine items, such as the election of directors and the matters regarding executive compensation.

One copy of the Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing the same address will continue to receive separate Proxy Cards. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Broadridge Financial Solutions by phone at (631) 274-2533 or by written request to Heritage Oaks Bancorp c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

Revocability of Proxies

A Proxy Card for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such Proxy Card has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed Proxy Card bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the Proxy Card is present at the Annual Meeting and elects to vote in person by advising the chairman of the Annual Meeting of such election. Subject to such revocation or suspension, all shares represented by a properly executed Proxy Card received in a timely manner in advance of the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the Proxy Card.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, "FOR" APPROVAL OF FREQUENCY FOR HOLDING AN ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION TO OCCUR EVERY THREE YEARS, AND "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS AND, IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in the solicitation of proxies for the Annual Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Heritage Oaks Bank may solicit proxies personally or by telephone, without receiving compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these Proxy Materials to their principals. Copies of the Annual Meeting Proxy Materials, including the Proxy Statement, Proxy Card and Annual Report to Shareholders, are also available at: http://www.heritageoaksbancorp.com.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively, if a shareholder present at the Annual Meeting has given notice at the Annual Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the twelve (12) nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one (1) vote for each share of common stock owned on the books of the Company as of the Record Date.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS

Board of Directors

At the Annual Meeting twelve (12) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company currently provide for not fewer than seven (7) or more than thirteen (13) directors. By resolution, the Board of Directors has fixed the number of directors at thirteen (13) until the date of the Annual Meeting, at which point it will be reduced to twelve (12). Currently, the Company has thirteen (13) directors, including the twelve nominees for election. In February 2014, Director Lawrence Ward announced his intention to retire from the Board of Directors on May 28, 2014 and not to stand for re-election to the Board. In recognition of his 21 years of service to the Company as a director, and 18 years of service as its CEO, the Board named Mr. Ward as a Director Emeritus.

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the Proxy Card to withhold the vote, the enclosed Proxy Card, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under "Voting Rights."

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of the Record Date, including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Michael J. Behrman Director	Was a founding director and Chairman of the Board of Business First National Bank from 2001 to 2007. Dr. Behrman joined the Company and Bank as a director, following the Company's acquisition of Business First National Bank in October 2007. Dr. Behrman is an orthopedic surgeon specializing in hand and upper extremity disorders. He founded Associated Hand Surgeons and has offices in Santa Barbara and Solvang. For over 20 years he has served various positions such as Vice Chairman, Department of Orthopedics, at Santa Barbara's Cottage Hospital and Chairman, Department of Orthopedics, at St. Francis Medical Center in Santa Barbara. He has an extensive knowledge of and a connection to the medical community along the Central Coast, and the medical community is one the target markets identified by the Company, enhancing his contribution as a director.	55

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Donald Campbell Director	Joined the Company and Bank as a founding member in 1994 and 1983, respectively, as Vice Chairman of both Boards. He served many years as the owner of a local real estate office and currently owns El Pomar Vineyard Service, which specializes in agricultural appraisals and vineyard management. He has been involved with the Company for over 30 years and holds strong connections in the community. Over the years, Mr. Campbell has attended numerous seminars and workshops where he has obtained several certifications from banking educators. His leadership abilities and long connection to the local community enhance his ability to serve on the Board.	72
Mark C. Fugate Director
	Joined the Company and the Bank as a director in November of 2003, after the acquisition of Hacienda Bank. Since 1989 he has been in business as a commercial real estate broker, developer and investor, asset manager and farmer, with real property holdings in coastal California, the San Joaquin Valley, and the greater Phoenix area. Mr. Fugate currently serves as real estate broker and co-owner of Charter Brokerage Company. Among his many attributes is his vast knowledge in running a small business and investing in and managing commercial real estate. In addition, he has served and continues to serve on the boards of several nonprofits and community organizations including the Santa Maria Valley Chamber of Commerce. His leadership abilities and long connection to the local community enhance his ability to serve on the Board.	52
Howard N. Gould Director
	Joined the Board of the Company and the Bank on March 10, 2014, following the Company's acquisition of Mission Community Bancorp. He has held key executive management positions in multi-billion dollar banks over several decades, including Vice Chairman and COO of Sanwa Bank and Vice Chairman of Bank of the West. He is an Appointee of Carpenter Fund Manager, GP, LLC, a principal shareholder of the Company. He is Vice Chairman of Carpenter & Company (2005-present); Managing Member of Carpenter Fund Manager GP, LLC (2007-present); Director of Bridge Capital Holdings, Inc., San Jose, California (2008-present); Director of Pacific Mercantile Bank, Costa Mesa, California (2013 to present); former Director of Nara Bancorp, Los Angeles, California (2005-June 2010).; and former Director of Mission Community Bancorp (2008-2014). In addition to his bank executive management experiences he also was partner in one of the most active financial services consulting practices in the US. Mr. Gould served as a Commissioner of Financial Institutions for the State of California under two Governors and will be able to provide the Company significant insight into our banking practices and the regulation of financial institutions.	64

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Dee Lacey Director	Has served as a director of the Company and of the Bank since January 23, 1997. Ms. Lacey is a co-owner of Lacey Livestock. Appointed by the Secretary of Agriculture, Ms. Lacey has represented the California Beef Producers on a national level. She served on a community college board of trustees for several years and was a local school board trustee for over 20 years. Ms. Lacey is well known in the community and has received numerous awards honoring her service to education, agriculture, libraries and museums, all of which enables her to provide a valuable perspective as a director.	71
Simone Lagomarsino President, CEO and Director
	Has been a director, President and Chief Executive Officer of the Company, and Chief Executive Officer of the Bank since September 10, 2011. She was appointed President of the Bank in January 2012. Ms. Lagomarsino, a financial services professional, has over 30 years of experience in executive leadership positions. Ms. Lagomarsino's extensive background in banking enables her to provide valuable perspective to the Board. Additionally, she currently serves on the boards of directors of the Federal Home Loan Bank of San Francisco, the Alzheimer's Association's California Central Coast Chapter, Sierra Vista Regional Medical Center, and the Foundation for the Performing Arts Center of San Luis Obispo.	52
James J. Lynch Director
	Joined the Company and Bank in June of 2010. He served as Vice Chairman of Sovereign Bancorp from 2005-2007 and Chairman and Chief Executive Officer of Sovereign's Mid Atlantic Division from 2002-2007. Mr. Lynch also served as President and Chief Executive Officer of Fleet Bank in Pennsylvania and Southern New Jersey from 2001-2002. He has been Chairman and CEO at Summit Bank and Prime Bank in Pennsylvania. Mr. Lynch sits on the Boards of Directors of Cape Bancorp and Palmetto Bancshares, Inc. Mr. Lynch is a Managing Partner of the Patriot Financial Partners group of funds. Mr. Lynch serves as the Board representative of those funds, which are a principal shareholder of the Company. His extensive background in banking enables him to provide valuable perspective to the Board.	64

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Michael J. Morris Chairman of the Board	Joined the Company and the Bank as a director in January of 2001 and has served as the Chairman of the Company and the Bank since May 24, 2007. He is an attorney and serves as Chairman of the Board of the law firm of Andre, Morris & Buttery. He has served as a member and chairman of various non-profit boards of directors. He has practiced law in California for over 35 years, during which he has represented a broad array of corporate and municipal clients. The inclusion of Mr. Morris as a director provides the Board with a unique understanding of a broad range of legal and regulatory matters in its oversight of the Company. Furthermore, his extensive knowledge of local markets and the communities served by the Company gives him unique insights into the Company's lending challenges and opportunities.	68
Daniel J. O'Hare Director	Joined the Company and the Bank as director in November of 2004. Since 1999, he has served as President and Managing Director of Glenn Burdette, Inc. He has worked as a public accountant for over 28 years. His professional background during the last two decades includes significant experience in management and leadership, manufacturing, construction, real estate development, banking, health care, hospitality and agriculture. He also has extensive training and knowledge of GAAP. His extensive financial expertise enhances his contribution to the Company as a director.	50
Michael E. Pfau Director
	Was a founding director for Business First National Bank in 2001. With the acquisition of Business First Bank by the Company, he was appointed to the Board of the Company and the Bank in October 2007. Mr. Pfau is the founding partner of the law firm Reicker, Pfau, Pyle & McRoy LLP, in Santa Barbara. His law practice focuses upon the representation of emerging-growth technology companies, institutional real estate investors, and high net worth individuals. His transactional experience includes the representation of parties involved with public and private securities offerings, initial public offerings, and asset-purchase, merger, and stock-for-stock merger and acquisition transactions, as well as sophisticated real estate purchase and lease transactions. He has served as a member and chairman of various non-profit boards. Mr. Pfau's expertise in complex business transactions and knowledge of the Santa Barbara market, as well as his extensive legal experience, enhance his ability to contribute to the Company as a director.	60

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Alexander F. Simas Director	Was appointed to the Hacienda Bank Board in August 1998. After the Company's acquisition of Hacienda Bank, he was appointed to the Company and Bank Boards of Directors in November of 2003. Mr. Simas practices law and is a senior shareholder in the law firm of Kirk & Simas, PLC. He has worked as an attorney for more than 30 years on small and large business transactions. Many of his cases focus on compensation issues, which positions Mr. Simas to add specialized knowledge and expertise as a member of the Board.	63
Stephen P. Yost Director
	Over thirty-five years of experience in banking, including twenty-six at First Interstate Bank, primarily focused on risk management. Developed and taught risk management classes to fellow bankers. Previously an adjunct professor at Golden Gate University in San Francisco, teaching banking courses in a graduate program. Mr. Yost is an appointee of Carpenter Fund Manager GP, LLC, a principal shareholder of the Company. He is also a principal of Kestrel Advisors, a credit risk management consulting company (2006-present), and his experience includes work at Comerica Bank (Imperial Bank), Executive Vice President/Manager Special Assets Group; Executive Vice President/ Regional Chief Credit Officer and Executive Vice President/Chief Credit Officer (1998-2006). He currently serves as a Director of Manhattan Bancorp, El Segundo, California (2006-present); Director of Pacific Mercantile Bank, Irvine, California (2013-present); and former Director of Mission Community Bancorp, San Luis Obispo, CA (2010-2014).	68

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION
IN PROPOSAL ONE.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2013.

Name	Fees Earned or Paid in Cash[1] [2] [3] [4] ($)	Stock Awards[5] ($)	Option Awards[6] ($)	Non-Equity Incentive Plan Compensation[7] ($)	Change in Value and Nonqualified Deferred Compensation Earnings[8] ($)	All Other Compensation[9] ($)	Total ($)
Michael J. Morris	$78,500	$15,000	0	0	0	0	$93,500
Donald Campbell	$40,950	$15,000	0	0	0	0	$55,950
Michael Behrman	$43,200	$15,000	0	0	0	0	$58,200
Mark C. Fugate	$45,366	$15,000	0	0	0	0	$60,366
Dee Lacey	$43,700	$15,000	0	0	0	0	$58,700
James J. Lynch	$37,200	$15,000	0	0	0	0	$52,200
Daniel O'Hare	$49,866	$15,000	0	0	0	0	$64,866
Michael Pfau	$48,450	$15,000	0	0	0	0	$63,450
Alexander Simas	$46,366	$15,000	0	0	0	0	$61,366
Lawrence P. Ward	$34,200	$15,000	0	0	0	0	$49,200

1 For 2013, for the Company, the Chairman of the Board received an annual retainer of $20,000 for all meetings, including committee and Board meetings. All other directors received an annual retainer of $1,200. Directors who served as chairman of any of the Audit, Compensation, and Enterprise Risk & Compliance Committees received an annual retainer of $8,000. The director who served as chairman of the Nominating & Governance Committee received an annual retainer of $3,500. Members of the Audit, Compensation, and Enterprise Risk & Compliance Committees received an annual retainer of $5,000. Members of the Nominating & Governance Committee received an annual retainer of $3,000. Committee chairs did not receive fees as a member of the committee they chaired. All annual retainers were pro-rated for the actual number of months in which they were in effect, and are paid monthly at one-twelfth (1/12) the annual rate, one (1) month in arrears.

2 The Company retained the law firm of Andre, Morris and Buttery for legal services to the Audit Committee in 2013. The 2013 retainer was $3,720. The Bank paid the firm an additional $11,614.12 for other legal services. These amounts are not reflected in the table above. Chairman Morris is the Chairman of the Board of the law firm of Andre, Morris and Buttery. Mr. Morris was appointed to the Audit Committee effective January 2014 and the retainer arrangement was terminated at that time.

3 For 2013, for the Bank, the Chairman of the Board received an annual retainer of $58,500 for all meetings, including committee and Board meetings. All other directors received an annual retainer of $24,000. Directors who served as chairman of either the Loan or Asset/Liability and Investment ("ALCO") Committees received an annual retainer of $8,000. Members of either the Loan or ALCO Committees received an annual retainer of $5,000. Committee chairs did not receive fees as a member of the committee they chaired. All annual retainers were pro-rated for the actual number of months in which they were in effect, and are paid monthly at one-twelfth (1/12) the annual rate, one (1) month in arrears.

4 The Bank paid the law firm of Reicker, Pfau, Pyle & McRoy LLP $30.00 for miscellaneous legal services, which is not reflected in the above table. Director Pfau is a partner in Reicker, Pfau, Pyle & McRoy LLP.

5 Restricted stock awards granted to director during the 2013 fiscal year pursuant to the 2005 Equity Based Compensation Plan.

6 There were no stock option grants to non-employee directors during the 2013 fiscal year.

7 There was no incentive "plan" in place for non-employee directors in 2013.

8 There were no pension plans or nonqualified deferred compensation plans in place for non-employee directors during the 2013.

9 The non-employee directors received no "Other Compensation" in the 2013 fiscal year.

CORPORATE GOVERNANCE

Director Independence

For the year 2013, each of the persons nominated for re-election as a director, was "independent" within the meaning of NASDAQ's Marketplace Rules, except for Simone Lagomarsino, the CEO and President of the Company and the Bank, and Lawrence Ward, formerly CEO of the Company.

Board Meetings and Committees

There were fifteen (15) meetings of the Board of Directors of the Company during 2013. Each director standing for re-election to the Board attended at least seventy-five (75%) of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at the end of 2013 were as follows:

Name of Director	Enterprise Risk & Compliance Committee	Executive	Compensation	Audit	Nominating and Governance
Michael J. Behrman			X
Donald Campbell	X			X	X
Mark C. Fugate	X			X	X
Dee Lacey			X	X	C
Simone Lagomarsino		X
James J. Lynch					X
Michael J. Morris	X	C	X	[1]	X
Daniel J. O'Hare	X	X	X	C
Michael E. Pfau	C	X	X	X
Alexander F. Simas	X	X	C	X
Lawrence P. Ward	X

C = Chairman            X = Committee Member

1
Michael Morris was appointed to the Audit Committee effective January 2014.

Members of the Board of Directors also participate in monthly Heritage Oaks Bank Board meetings and various committees of Heritage Oaks Bank.

The Executive Committee, subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board of Directors. In 2013, the Executive Committee met on numerous occasions, primarily to consider the acquisition of Mission Community Bancorp.

The Enterprise Risk & Compliance Committee consists of six (6) Directors, all of whom are independent as defined in the NASDAQ Marketplace Rules. In general, this Committee:

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Reviews significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures, including, without limitation, legal and regulatory compliance, credit, market, liquidity, reputational, operational, fraud, strategic, technology, data-security and business-continuity risks;

•
Evaluates risk exposure, tolerance for risk, and reviews and makes recommendations to the responsible committees of the Board regarding appropriate transactional limits;

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Reviews and evaluates the Company and Bank policies and practices with respect to risk assessment and risk management, and reviews the Company and Bank methods for identifying and managing risks;

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Reviews reports and significant findings from the Chief Risk Officer and the Bank's internal auditors with respect to the risk management activities of the Company and Bank, together with management's responses and follow-up to these reports;

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Reviews significant reports from regulatory agencies relating to risk issues, and management's responses, except to the extent they are subject to the jurisdiction of another committee of the Board pursuant to that committee's charter;

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Reviews the scope of the work of management's planned activities with respect to the risk management activities of the Company and Bank;

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Reviews the appointment, performance and replacement of the Company's Chief Risk Officer;

•
Reviews the Company's and Bank's technology risk management program; and

•
Receives reports from management concerning the Company and Bank technology operations including, among other things, business continuity planning, data security, software development project performance, technical operations performance, technology architecture and significant technology investments and approves related plans or policies or recommends such plans and policies to the Boards for approval, as appropriate.

The Committee met ten (10) times in 2013.

The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations. The Nominating and Governance Committee consists of five (5) Directors, all of whom are independent as defined in the NASDAQ Marketplace Rules. The Committee will consider suggestions or recommendations for Board membership received from shareholders. Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chairman of the Nominating & Governance Committee, addressed to Heritage Oaks Bancorp, Attn: Corporate Secretary, 1222 Vine Street, Paso Robles, California 93446. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. The Committee also considers each candidate's contribution to the diversity of the Board, including personal characteristics, education, experience and skills. While the Committee carefully considers diversity when evaluating director candidates, it has not adopted a formal diversity policy. At present, the Committee does not engage a third party to identify and evaluate potential director candidates. All of the nominees approved by the Committee for election at the Annual Meeting were recommended by the Board. The Committee met three (3) times in 2013.

The Compensation Committee, consisting of six (6) directors, all of whom are independent as defined in the NASDAQ Marketplace Rules, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with applicable law and NASDAQ requirements, and are devised and maintained to provide and retain highly competent directors and executive management. The Committee met seven (7) times in 2013.

The Audit Committee, consisting of six (6) Directors, all of whom are independent as defined in the NASDAQ Marketplace Rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends appointment of independent auditors, reviews and approves professional services performed by them and reviews the reports of their work. The Committee also reviews and approves the programs, work plan and reports of the internal auditor. Director O'Hare currently serves as the Company's "audit committee financial expert." The Committee met ten (10) times in 2013.

The Executive, Enterprise Risk & Compliance, Compensation, Audit, and Nominating and Governance Committee charters are available on the Company's website at www.heritageoaksbancorp.com under the "Investor Relations" tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting. Ten (10) of the eleven (11) members of the Board attended the 2013 Annual Meeting.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Code of Conduct, the Board of Directors is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404(a) of Regulation S-K for potential conflicts of interest. Additionally, the Company has long had an unwritten practice that restricts reportable transactions with affiliated persons and requires prior approval of the Board of Directors.

Prior to engaging in any reportable related party transaction, a description of the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Board of Directors. In determining whether to approve a reportable related party transaction, the Board of Directors will consider, among other things, the following:

    •
    Whether the terms of the transaction are fair to the Company;

    •
    Whether the transaction is material to the Company;

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    The importance of the related person to the transaction;

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    The role the related person has played in arranging the transaction;

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    The structure of the transaction; and,

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    The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Board of Directors determines that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

The Company did not enter into any related party transactions during 2013; however, the Bank did enter into certain non-material transactions with related parties, which are more fully set forth in the Company's 2013 Form 10-K.

Additionally, the Company's subsidiary, Heritage Oaks Bank, has had and expects to have banking transactions in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2013 no loan to any director or executive officer of the Company (or their associates) involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 3370, et seq. and by the Financial Institutions Regulatory and Interest Rate Control Act of 1978.

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning, board composition, structure, and functions. The Board has deemed it appropriate to have two (2) separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company's Bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors or prescribed by the Bylaws. The Bylaws further provide that the President of the Company will be the Chief Executive Officer and shall, subject to the oversight of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. As the oversight responsibilities of the Board of Directors have expanded over the years, the Board has determined that it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President/CEO to focus his/her efforts on the day-to-day management of the Company. The Board believes that it is important to have the President/CEO as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company. In addition to the Chairman, leadership is also provided through the respective chairs of the Board's various committees.

Board's Role in Risk Oversight

It is a fundamental part of the Board's responsibility to understand the risks the Company faces and the steps management is taking to manage those risks. It is also important that the Board establishes the level of risk that is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk oversight. In particular, the Audit Committee focuses on the oversight of financial risk, including internal controls, and receives an annual report from the Company's outside auditor. The Enterprise Risk & Compliance Committee fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company's EVP/General Counsel and Chief Risk Officer to understand regulatory and legislative issues and the Company's operations and systems. In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company's ability to effectively identify and manage risk. The Bank's Board has a number of committees, which serve to oversee risk at the Bank level. The Committees ultimately report to the Boards of Directors of both the Bank and the Company.

EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Heritage Oaks Bank: President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Credit Officer, Executive Vice President and General Counsel/Chief Risk Officer, Executive Vice President and Chief Lending Officer, Executive Vice President and Senior Operations Officer, and Executive Vice President and Talent Management and Organizational Development Officer. At December 31, 2013, the incumbents to those offices were: Simone F. Lagomarsino, Mark Olson, William Schack, William Raver, Rob Osterbauer, T. Joseph Stronks and Karen Dally, respectively. Set forth below is information regarding the executive officers except for Ms. Lagomarsino, who is a director nominee and whose information has been presented above.

Mark K. Olson, 50, joined the Company and the Bank as Executive Vice President and Chief Financial Officer on January 7, 2013. He has over 23 years of financial services industry experience and is responsible for directing and overseeing the company's finance and accounting functions. He held a number of senior financial management positions prior to joining the Bank and served as Executive Vice President and Chief Financial Officer at Pacific Capital Bancorp and was with Goldman Sachs Bank, USA and at Westcorp. Mark is a Certified Public Accountant. Mr. Olson resigned his position with the Company and the Bank effective January 31, 2014.

William Schack, 52, joined the company as Executive Vice President and Chief Credit Officer on June 4, 2013. With his strong background in finance and credit as well as his leadership experience, Bill is an important member of the executive management team. Bill has extensive financial services industry experience. He was previously the chief credit officer at First California Bank since 2009 and was promoted to Executive Vice President there in 2011. Prior to joining Heritage Oaks Bank, Bill held various credit management positions at financial institutions in Southern California during his twenty-year career. Bill received his bachelor's degree from the University of California at Los Angeles and his MBA from the University of Southern California.

William Raver, 59, has served as General Counsel of the Company and Heritage Oaks Bank since July 2008 and was promoted to Executive Vice President in February of 2009. Previous to his appointment as General Counsel, Mr. Raver served Heritage Oaks Bank in the capacity of Compliance Officer beginning in 2004. Prior to joining the Company, he worked as an attorney for over 23 years. He oversees Legal, Compliance, Regulatory and Corporate Governance, as well as Risk Management issues. Mr. Raver is also Heritage Oaks Bank's Chief Risk Officer and the Secretary of the Company and Heritage Oaks Bank.

Rob Osterbauer, 43, joined Heritage Oaks Bank as Executive Vice President, Market Area President for San Luis Obispo County in May 2012 and was promoted to Chief Lending Officer in October 2013. Mr. Osterbauer leads the Bank's commercial and agricultural lending effort. Mr. Osterbauer comes to his new position with a deep background in agribusiness lending. He spent the immediately preceding seven years at Rabobank NA, where he most recently managed the bank's Central Coast agribusiness division. He is a Certified Public Accountant who dedicated six years of his career to public accounting. He has long-term roots on the Central Coast, having received a Business Economics degree from UC Santa Barbara before completing an MBA at Cal Poly, San Luis Obispo. He is a member of the American Institute of Certified Public Accountants and the California Society of CPAs.

T. Joseph Stronks, 45, joined the Bank in October 2007 as Senior Vice President of Central Services and eBanking. In March 2010, Joseph was promoted to Senior Operations Officer and was again promoted in December 2012, earning the title Executive Vice President. As Senior Operations Officer, Joseph oversees the Services Solutions, Information Technology and Deposit Operations departments. Joseph has over 20 years of community banking experience. He is a graduate of the University of California at Santa Barbara, has completed his Project Manager Certification through UCSB Extension, and is a 2009 graduate of the Pacific Coast Banking School.

Karen Dally, 60, joined Heritage Oaks Bank in February 2012 as Executive Vice President, Talent Management and Organization Development Officer. Prior to joining the Heritage Oaks Bank team, Ms. Dally held the Senior Vice President of Human Resources and Chief Administrative Officer titles at various banks. Most recently her work experience includes holding positions at Coast Hills Federal Credit Union, Vineyard Bank, N.A., and Hawthorne Savings. With over 20 years of experience as a human resource executive, training and administrative professional, Ms. Dally has led strategic corporate culture transformations, talent acquisition, and training and development programs. She also maintains a human resource certification as an SPHR-CA professional.

COMPENSATION DISCUSSION AND ANALYSIS

This section addresses the compensation programs, philosophy and objectives, of Heritage Oaks Bancorp and its banking subsidiary, Heritage Oaks Bank (collectively, the "Company"), including the process for making compensation decisions, the role of the CEO in the design of such programs, and the Company's 2013 executive compensation components. This section also addresses the factors most relevant to understanding the Company's compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company's overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Compensation Committee of the Board of Directors ("the Committee") establishes and administers the compensation and benefit programs for the Named Executive Officers, i.e., the persons identified in the Summary Compensation Table below and other Senior Executive Officers. The Committee consists entirely of independent directors. The Committee carefully establishes the components of the executive compensation programs in light of the goal of attracting and retaining high quality executives and to incent behavior to create shareholder value. The Committee considers the compensation programs of comparable financial institutions reflected in survey data and periodically engages a compensation consultant to review the compensation programs to ensure that the Company's compensation programs are competitive with market practices.

The Committee philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. Since 2009, the Company has included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company's executive compensation program. In 2013, the Company's executive compensation was approved by approximately eighty-three percent (83%) of the voting shareholders. The Committee considered the results of this vote in setting executive compensation for 2014 and concluded that the strong support of the Company's compensation program clearly indicates that shareholders concur with the Company's alignment of compensation and performance.

 Effect of the Company's Status as a TARP Recipient on Compensation Programs

The executive compensation limitations under the Emergency Economic Stabilization Act of 2008 ("EESA") and American Reinvestment and Recovery Act of 2009 ("ARRA") that are discussed below applied to the Bank since the March 20, 2009, closing of the Company's transaction with the United States Treasury Department under the Troubled Asset Relief Program ("TARP") Capital Purchase Program ("CPP") through July 17, 2013 when the Company repaid its TARP obligation, although some of the limitations applied for the balance of the calendar year. EESA and ARRA included additional guidelines for consideration by the Committee ("the Committee") which were incorporated into the Committee's annual review of executive compensation during the applicable period.

On March 20, 2009, the Company sold a series of its preferred stock and issued warrants to purchase common stock, to the U.S. Department of Treasury under the TARP CPP created under the EESA. As a result of this transaction, the Bank became subject to certain executive compensation requirements under TARP CPP, the EESA, and Treasury Department regulations. Those requirements apply to the Bank's Named Executive Officers (defined in item 402(a) (3) of Regulation S-K as the Principal Executive Officer ("PEO"), Principal Financial Officer ("PFO") and the three (3) most highly compensated executive officers other than the PEO and PFO) and to the Bank's Senior Executive Officers, defined in Section 111(a) (1) of EESA as the top five (5) most highly paid executives. For purposes of this Compensation Discussion and Analysis, both Named Executive Officers and Senior Executive Officers, to the extent those groups differ, are referred to hereafter as "SEOs."

On February 17, 2009, the President of the United States signed into law the ARRA. The ARRA contains expansive new restrictions on executive compensation for participants in the TARP CPP. The ARRA amends the executive compensation and corporate governance provisions of EESA. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank") contained numerous provisions pertaining to executive compensation for public companies and financial institutions. Requirements included the following:

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A prohibition on providing incentive compensation arrangements that encourage SEOs to take unnecessary and excessive risks.

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The Committee must review SEO incentive compensation arrangements with senior risk officers to ensure that SEOs are not encouraged to take such risks and must meet every six (6) months with senior risk officers to discuss and review the relationship between risk management policies and practices and the SEO incentive compensation arrangements.

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Recovery of any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate.

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Limits on the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service.

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Limits on the Bank's tax deduction for compensation paid to any SEO in excess of $500,000 annually.

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Limits on the incentive compensation paid to the Bank's most highly compensated SEO, including prohibitions on bonus payments.

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Prohibition of any payment to any SEO upon termination of employment, for any reason, for as long as any TARP CPP obligation remains outstanding.

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Recovery of any bonus or other incentive payment, made on the basis of materially inaccurate financial or other performance criteria, paid to the next twenty (20) most highly compensated employees in addition to the SEOs.

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Prohibition on compensation plans that "encourage" earnings manipulation.

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A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Bank's annual filings with the SEC and certain certifications from the Compensation Committee.

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Implementation of a Bank-wide policy regarding excessive or luxury expenditures.

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The U.S. Department of the Treasury reviewed bonuses, retention awards, and other compensation paid to the SEOs and the next twenty (20) most highly-compensated employees of each bank which received TARP CPP assistance before ARRA was enacted, and had the authority to "seek to negotiate" with the TARP CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the TARP CPP or otherwise in conflict with the public interest.

Actions by Compensation Committee to Comply with EESA and ARRA

The changes to the executive compensation limitations imposed by ARRA are broad. An interim final rule on the executive compensation limits was issued in June 2009, and amended in December 2009. The Committee considered these new limits on executive compensation and modified the Bank's executive compensation program as needed. The Bank fully complied with the relevant limitations on executive compensation during the period it was a TARP CPP recipient.

The executive compensation discussed in this Compensation Discussion and Analysis (CD&A) covers the 2013 year, and includes compensation decisions related to the SEOs made, in some cases, before the Bank became a participant in the TARP CPP. The Committee urges our shareholders to remember that fact when reviewing this proxy statement, and to understand that compensation decisions made since the Bank became a TARP CPP participant incorporate the EESA and ARRA requirements as well as current market realities, and the performance of the Bank. As noted above, the Bank repaid its TARP CPP obligation in July, 2013 and, as of December 31, 2013, is no longer subject to the restrictions discussed above.

Philosophy

The Company's executive compensation programs are designed to attract and retain high quality executive officers that are critical to the Company's long-term success. The Company's Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. This approach aligns executives' interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding short-term risk-taking. This is achieved with long-term equity incentives, which vest over a three (3) to five (5) year period. Each component of total compensation was evaluated against standard compensation surveys of institutions similar to the Company in asset size and geography. The Committee's compensation philosophy is to target base salaries and target total compensation (including annual bonuses, long-term equity incentives, and benefits) between the 50th and 75th percentiles of comparable financial institution survey data. The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base salary levels for each SEO are established based on the officer's roles and responsibilities and prior year compensation. Any performance-based incentive bonuses and long-term equity incentives are based on both corporate and/or individual performance objectives. The Committee may use any type of performance criteria, market comparison, and extraordinary events when making the decision to offer an equity award.

Process for Making Compensation Decisions

Role of the Chief Executive Officer

During the established annual review cycle, the Company's Chief Executive Officer (the "CEO") conducts an annual performance evaluation process for all SEOs, other than for herself. As part of each annual performance evaluation, the CEO considers, among other key factors: i) the executive's performance of job responsibilities and achievement of individual and/or departmental objectives; and ii) management and leadership skills. In addition, the executive's contributions to the Company's overall financial goals are indirectly considered.

Based on this evaluation and the review of proxy data and industry compensation survey reports, the CEO determines, for each of the SEOs (other than herself), recommendations for base salary adjustments, including merit increases, and any bonus amounts, and presents these to the Committee for its review. Any SEO's performance-based bonus is determined by reference to the Incentive Compensation Plan, if any, adopted by the Board for the applicable period as well as by the Company's financial performance and individual performance goals. The Committee reviews the CEO's recommendations and can modify a recommended amount in its discretion. Recommendations by management for the grant of equity awards to SEOs under the Company's equity compensation plan are submitted to the Compensation Committee for approval as appropriate, to assure the Committee considers all elements of proposed compensation.

Role of the Compensation Committee

The Committee has responsibility to evaluate and provide oversight of the Company's compensation programs. The Committee evaluates the Company's financial performance and relative shareholder returns when developing executive compensation philosophy and incentive plans and ensures compensation plans do not reward excessive risk-taking. Generally, the types of compensation and benefits provided to the SEOs are similar to the other executive officers. The Committee is also responsible for the review and approval of corporate goals and objectives relevant to compensation of the Company's CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO's compensation levels based on this evaluation. Additionally, the Committee reviews compensation levels for members of the Company's executive management team including the CEO's recommendations on any annual bonus and salary increases for the other SEOs.

The Committee also periodically reviews the compensation levels of the Board of Directors. In its review, the Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate with the amount of work required both from the individual directors as well as from the Board in the aggregate.

To achieve these goals and objectives, the Committee expects to maintain compensation plans that create executive and director compensation programs that are set at competitive levels of comparable public financial services institutions with comparable performance.

The Committee has followed certain fundamental objectives to ensure the effectiveness of the Company's executive compensation strategy. These objectives include the following:

1.
Internal and external fairness. The Committee recognizes the importance of perceived fairness of compensation practices both internally and externally. The Committee evaluates the Company's financial performance when reviewing executive compensation plans, taking into consideration such factors as the economic environment and general market conditions as well as the economic impact of the Company's compensation practices.

2.
Performance-based incentives. The Company established an incentive plan based on the achievement of specific 2013 financial, strategic, and operational goals. The payment of incentives for all employees, including executives, were contingent on four (4) metrics; net income, efficiency ratio, non-performing loans to total loans, and our peer ranking as measured against a defined group of other comparable California banks. The CEO did not participate in this plan in 2013.

3.
Shareholder value and long-term incentives. The Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company's compensation strategy encourages equity-based compensation to align the interests of management with the shareholders.

4.
Full disclosure. The Committee seeks to provide full disclosure to the independent members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee's decisions.

  The Committee has reviewed the compensation survey data of comparable financial institutions and considered management's individual efforts for the benefit of the Company, as well as reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of executives. The Committee takes into account the performance of the executives as well as their longevity with the Company and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term equity incentives to enable it to continue to attract new executives and to retain the ones it already employs. General economic conditions and the past practices of the Company are also factors that are considered by the Committee. The Committee has established various processes to assist in ensuring that the Company's compensation program is achieving its objectives. Among these are:

Assessment of Company Performance

In establishing total compensation benefits for 2013, the Committee considers company performance measured quarterly compared to other California banks ranging in size between $500 million and $1.5 billion, in the following categories, with each factor weighted equally:

• ROA	• Growth in non-interest bearing DDA
• ROE	• Non-performing loans/total loans
• Capital	• Texas Ratio
• Loan Growth	• Efficiency Ratio

This information is used in two ways: First, to gauge generally the overall Company performance relative to peer companies and, second, to gauge the overall Company performance against the Company's own strategic objectives. However, these are not specific performance targets; this subjective view of general Company performance is then utilized as one element in determining overall compensation ranges.

Assessment of Individual Performance

Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. For the executive officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for herself, and also exercises its judgment based on the Board's interactions with its executive officers. As with the CEO, the performance evaluation of these executives is based on his or her contribution to the Company's performance, and other leadership accomplishments.

Total Compensation Review

The Committee reviews each executive's base pay, and any incentive bonus compensation annually, and equity incentive awards are reviewed twice each year. Following the 2013 review, the Committee determined that these elements of compensation were reasonable in the aggregate and for each executive officer.

Compensation Consultants

The Committee engaged the firm of Meridian Compensation Partners to provide an analysis of the CEO's compensation package during the fourth quarter of 2013 to adjust the CEO compensation for 2014.

Peer Group Review and Market Study Comparisons

When reviewing compensation components for the CEO and directors, the Committee considers the compensation practices of similar California companies with asset sizes comparable to the Company. In 2012, the Company engaged an outside consultant to gather compensation data from a group of peer banks of similar asset sizes who operate in the Western United States. This group of peers was also used for an internal survey in 2013 to evaluate the compensation of the Company's CEO and CFO, as well as the Bank's Chief Credit Officer.

The 2012 peer group consisted of the following eighteen (18) publicly traded financial institutions, some of which may no longer exist. The Committee intends to select an updated peer group in 2014. For the other SEOs the Committee used data from industry standard surveys which included banks with assets from $751 million to $3 billion located in California and the Mountain Pacific region.

1	Farmers & Merchants Bancorp FMCB
2	First California Financial Group FCAL
3	Bank of Marin Bancorp BMRC
4	Preferred Bank PFBC
5	Sierra Bancorp BSRR
6	Heritage Commerce Corp HTBK
7	Provident Financial Holdings PROV
8	Bridge Capital Holdings BBNK
9	First PacTrust Bancorp Inc. BANC
10	Pacific Mercantile Bancorp PMBC
11	Pacific Premier Bancorp PPBI
12	Kaiser Federal Financial Group KFFG
13	Bank of Commerce Holdings BOCH
14	North Valley Bancorp NOVB
15	California United Bank CUNB
16	Central Valley Community Bancorp CVCY
17	First Northern Community Bancorp FNRN
18	FNB Bancorp FNBG

Executive Compensation Components

For the fiscal year ended December 31, 2013, the principal components of compensation for the SEOs were: i) base salary, ii) performance-based incentive bonuses, iii) equity awards, and iv) perquisites and other retirement benefits. The Company's policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance, updated market data and experience.

Performance-Based Bonus

Performance-based incentive bonuses for SEOs for 2013 were paid in 2014, and are based on the overall performance of the Company for the 2013, modified by individual performance. The Company established an incentive plan based on the achievement of specific 2013 financial, strategic, and operational goals. The payment of incentives for all employees, including executives, was contingent on four (4) metrics; net income, efficiency ratio, non-performing loans to total loans, and the Company's peer ranking as measured against a defined group of other comparable California banks. The Company met the goals identified in the 2013 incentive compensation plan, as adjusted by the Committee for one-time occurrences such as merger-related expenses. The CEO did not participate in this plan in 2013, but was awarded $100,000 in March 2014. The Committee approved the bonus based on the CEO's achievement of goals in the 4th quarter of 2013 in the areas of financial metrics, leadership of the Company and relations with external parties such as investors, customers and regulators.

 Equity Awards

Equity awards are granted to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation. Approvals of grant recommendations are made at regularly scheduled Committee meetings or are awarded within prescribed guidelines at date of hire. All equity awards for executives are reviewed by the Committee to ensure they are made within pre-authorized limits and the parameters of the 2005 Equity Based Compensation Plan.

The 2005 Equity Based Compensation Plan allows the Company to offer multiple equity vehicles as incentives, including options, restricted stock, and stock appreciation rights. Executives may be awarded a blend of equity incentives. For 2013, SEOs received Incentive Stock Options except where the total award exceeded $25,000. In those instances, the awards were a combination of 60% restricted stock and 40% incentive stock options.

Award levels were established using guidelines based on the 2012 compensation consultant's study and were validated using industry standard surveys. Awards were then granted upon recommendation by the CEO, considering the executive's level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock, purchased at fair market value, upon hire and may receive grants bi-annually thereafter, based on performance. The option strike price and restricted stock cost is based on the fair market value on the effective date of the grant.

Perquisites and Other Benefits

Consistent with the Company's compensation objectives, SEOs are provided perquisites and other benefits that management believes are reasonable and consistent with the Company's overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the SEOs for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, and a 401(k) employer matching contribution, which was changed on January 1, 2014 to a match of $.50 per dollar of employee contributions up to the first five percent (5%) of compensation, within applicable limitations.

The Company formerly offered an Employee Stock Ownership Plan (the "ESOP") under which the Company could make discretionary contributions of shares of common stock to the ESOP. The ESOP was terminated and the assets distributed to ESOP participants as of December 31, 2013.

Salary Continuation Plan

The Bank sponsored a Salary Continuation Plan ("SCP") for certain qualified employees who held a senior vice president or above-level title on or before December 31, 2011. In the past, this plan was generally part of the Bank's employment offer for selected senior executives, and is not available to any employee hired on or after January 1, 2012. It is a non-qualified executive benefit plan that typically provides a post-employment monthly retirement benefit, or payments in the event of death or disability. The plan vests over ten (10) years after the SCP issuance date and the benefit is paid monthly for fifteen (15) years after the final date of Bank employment. The plan provides for reduced monthly payments or lump sum benefits in the event of early termination (without cause), disability, or death of the participant. The Bank purchased a Bank Owned Life Insurance policy (BOLI) for each SCP to offset the cost of the benefit. The BOLI is a Bank asset with the executive as the insured and the Bank as the owner and beneficiary. There are only four (4) current employees who participate in this plan. The SCPs contain a change in control provision, which entitles the participant to full benefits under the plan if employment is terminated within twelve (12) months of a defined change in control event.

Employment Contracts and Change in Control Arrangements

There were no contracts or change in control arrangements in in place as of December 31, 2013. In March 2014, the Bank entered into a change in control agreement with William Schack, Executive Vice President/Chief Credit Officer. In April 2014 the Bank entered into change in control agreements with William Raver, Executive Vice President/General Counsel, Robert Osterbauer, Executive Vice President/Chief Lending Officer, Joseph Stronks, Executive Vice President/Senior Operations Officer, Karen Dally, Executive Vice President/ Talent Management and Organization Development Officer, and two Senior Vice Presidents of the Bank. Details of the arrangements may be found in the section of this Proxy Statement titled Potential Payments Upon Termination or Change in Control.

Compensation Risk Assessment

In determining the level of risk arising from the Company's compensation policies and practices, a thorough review and risk assessment evaluation was conducted in January 2013, and again in January 2014 with the Chief Risk Officer. The Committee reviewed the Company's compensation plans for all employees as well as the overall compensation. The Committee evaluated the form and mix of compensation, controls and process, and the Company's business strategies.

The Committee reviewed changes to compensation plans of SEOs and compensation plans for all other employees with the Chief Risk Officer of the Bank. The following is the overall risk assessment of compensation plans:

Senior Executive Officers' Plans. The SEOs' plans were reviewed for features that may create incentives for unnecessary risk-taking. Each component of the SEO plan was reviewed.

Base Salaries. The Base Salary component is tied to competitive market rates and salaries are targeted at the 50th to 75th percentile of compensation from the survey data of comparable institutions. Controls for the CEO's base salary rates include requiring recommendations by the Committee and approval by the Board of Directors. In addition, the Committee reviews the CEO's pay level recommendations and performance reviews for the remaining executives. Additionally, as discussed above, the Committee engaged an independent outside consultant in the fourth quarter of 2013 to specifically analyze the CEO's compensation package. No features were identified that could promote unnecessary and/or excessive risk taking.

Incentive Compensation. The Committee approved the 2013 Incentive Compensation Plan designed to keep the Bank's compensation competitive, consistent with a pay-for-performance philosophy. Under the Plan, payments were tied to the achievement of a variety of Bank-wide metrics that are not subject to manipulation, including performance versus peer banks, modified by individual performance. The Committee reviewed Bank performance prior to recommending payment under the Plan to the Board of Directors.

Long-Term Equity Compensation. The Committee approved certain awards of equity to SEOs and other officers in 2013, including equity awards to Mr. Olson and Mr. Schack when they were hired. The 2005 Equity Based Compensation Plan and 2013 equity awards made pursuant to that Plan are not based on performance goals that incent executives to take unnecessary and excessive risks that could threaten the value of the Bank. They have time-based vesting to encourage executives to make decisions in the long-term interests of the Bank.

The Bank previously offered Salary Continuation Agreements (SCAs) to certain SEOs who continue to have such arrangements. The Bank, did not offer SCAs to officers hired in 2013 and does not currently plan to do so in the future. The features of the SCAs include time vesting over long periods and accumulation of value for retention purposes. No features were identified that incent or reward employees to make decisions that result in short-term or temporary increases in earnings, and that ultimately may not result in an increase in the long-term value of the Company or its shareholders.

Employee Compensation Plans. The employee compensation plans were reviewed for features that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee. The Base Pay component is tied to external and internal competitive rate structures. Controls that limit unnecessary risks include management approval of individual changes, a budget review process, a market comparison process, and guidelines for employee placement and advancement in the ranges, as well as a uniform performance review structure. The Sales Commission component pertains to retail and commercial branch personnel, ties commissions to deposit gathering and bank product sales and is transaction based. Employees do not have the ability to manipulate earnings so as to influence the amount of Sales Commission that they would be entitled to receive. Thus, adequate controls are in place to insure that transaction manipulation does not take place. Total compensation paid as Sales Commissions (separate from the mortgage department commissions) was less than one percent (1%) of the Bank's compensation expense. Some employees were eligible to earn bonuses under the 2013 Incentive Compensation Plan. Employees had goals tied to a variety of Bank-wide metrics, as discussed above, and the Committee reviewed Bank performance prior to recommending payment under the plan to the Board of Directors.

The Mortgage Pay Structure is a production commission based on, and paid out after loans complete the underwriting and approval process and are funded. Employees do not have the ability to manipulate loan approval or funding so as to influence the amount of production commission that they would be entitled to receive. Loans are underwritten and approved by separate staff members who are not on a production commission pay structure. Commission payment calculation is separately performed by the Accounting Department and processed through the Human Resources Department to prevent manipulation of commission calculation.

The Committee has concluded that the Company's compensation arrangements do not encourage employees to take unnecessary or excessive risks.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the Compensation Committee of the Board:

Alexander F. Simas, Committee Chairman
Michael J. Behrman
Dee Lacey
Michael J. Morris
Daniel J. O'Hare
Michael E. Pfau

Summary Compensation Table

The table on the following page sets forth summary compensation information for the President and Chief Executive Officer, Chief Financial Officer and each of the next three (3) most highly compensated Named Executive Officers ("NEOs") as of the end of the last fiscal year, as well as for any NEOs who would have been among the most highly compensated had he or she not terminated employment prior to the end of 2013. Bonus amounts were paid in the year shown.

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[1] ($)	Option Awards[3] ($)	Non-equity Incentive Plan Compensation[5] ($)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings[6] ($)	All Other Compensation[7] ($)	Total ($)
Simone F. Lagomarsino	2013	$400,000	$0	$0	$0	$0	$55,332	$9,462	$464,794
CEO/President of the	2012	$400,000	$0	$0	$0	$0	$52,902	$11,346	$464,248
Company & Bank	2011	$116,667	$0	$200,001	$0	$0	$8,612	$47,539	$372,819
Mark Olson	2013	$242,468	$0	$150,000	$60,000	$0	$0	$63,300	$515,768
EVP/Chief Financial	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Officer
Robert Osterbauer	2013	$220,327	$4,000	$21,000	$14,000	$9,034	$0	$14,612	$282,973
EVP/Chief Lending Officer	2012	$144,160	$16,000	$150,000	$50,001	$0	$0	$48,831	$408,993
	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Joanne Funari	2013	$195,666	$0	$0	$0	$10,451	$36,867	$17,169	$260,153
EVP/Market Area	2012	$211,833	$0	$59,998	$39,998	$0	$20,311	$24,365	$356,505
President/Santa Barbara/	2011	$203,159	$0	$0	$0	$0	$19,036	$23,630	$245,825
Ventura Counties
William Raver	2013	$180,881	$0	$0	$20,000	$8,584	$50,703	$12,835	$273,003
EVP/General Counsel	2012	$174,250	$0	$42,000	$28,000	$0	$48,475	$6,918	$299,643
	2011	$170,000	$0	$0	$0	$0	$46,346	$7,775	$224,121
William Schack	2013	$122,551	$0	$75,000	$30,000	$0	$0	$3,895	$231,447
EVP/Chief Credit Officer	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1
Amounts shown include cash compensation received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.
2
Mr. Osterbauer earned a $20,000 performance bonus in 2012, $4,000 of which was paid in 2013.
3
For the awards of stock, the dollar amount represents the grant date fair value computed in accordance with FASB ASC Topic 718 with respect awards granted in the 2011, 2012 and 2013 fiscal years.
4
Amounts shown reflect the fair value of stock options granted for the 2011, 2012 and 2013 fiscal years pursuant to FASB ASC Topic 718.
5
Amounts shown reflect the incentive compensation paid under the 2012 Q4 incentive plan.
6
Amounts shown are the annual accrual dollar amounts under the executive's salary continuation plans. This rate is determined annually based on the discount rate policy and pursuant to Financial Institutions Letter 16-2004.
7
All Other Compensation Footnotes:

•
For Ms. Lagomarsino, amounts in the 2013 figures include automobile usage valued at $5,070, $3,825 in 401(k) Company matched contributions, and an ESOP payout of $283.60. Amounts shown in the 2012 figures include automobile usage valued at $5,766, $750 in employer Health Savings Account contributions, and $4,830 in 401(k) Company matched contributions. Amounts shown in the 2011 figures include $45,000 in relocation allowance, automobile usage valued at $2,489, and a $50 gift card.

•
For Mr. Olson, amounts shown in the 2013 figures include a $50,000 relocation/sign-on bonus, a $12,000 automobile allowance, a $50 gift card, and $1,250 in 401(k) Company matched contributions.

•
For Mr. Osterbauer, amounts shown in the 2013 figures include a $12,000 automobile allowance, $2,550 in 401(k) Company matched contributions, $750 Health Saving Account contributions, and a $50 gift card. Amounts shown in the 2012 figures include a $40,000 sign-on bonus, a $8,047.62 automobile allowance, $483.78 in 401(k) Company matched contributions, $250 Health Saving Account contributions, and a $50 gift card.

•
For Ms. Funari, amounts shown in the 2013 figures include a $10,000 automobile allowance, $1,599 in 401(k) Company match contributions, $2,450 in country club dues, and $2,075 in Santa Barbara club dues. Amounts shown in the 2012 figures include $199 in term life insurance premiums, $9,128 in club dues, a $12,000 automobile allowance, $2,987.70 in 401(k) Company matched contributions, and a $50 gift card, and. Amounts shown in the 2011 figures include $111 in term life insurance premiums, $8,871 in club dues, a $12,000 automobile allowance, $2,598 in 401(k) Company matched contributions, and a $50 gift card, and

•
For Mr. Raver, amounts shown in the 2013 figures include $3,600 automobile allowance, $2,714 in 401(k) Company matched contributions, ESOP payout of $7,372.15 and a $50 gift card. Amounts shown in the 2012 figures include $3,600 automobile allowance, $3,268 in 401(k) Company matched contributions, and a $50 gift card. Amounts shown in 2011 figures include $3,600 automobile allowance, $4,125 in 401(k) Company matched contributions, and a $50 gift card.

•
For Mr. Schack, amounts shown in the 2013 figures include $3,350 automobile allowance, $495 in 401(k) Company matched contributions, and a $50 gift card.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 26, 2005, the Company adopted the 2005 Equity Based Compensation Plan pursuant to which directors, officers and other Bank or Bank subsidiary employees may be granted equity-based awards. Equity-based awards allowed by this plan include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, or any combination thereof. Some awards which were made in 2013, when executives were newly hired. All other awards which were made in August 2013, are reflected for the NEOs in the tables herein.

The 2005 Equity Based Compensation Plan provides the structure for equity awards. Typically, equity-based awards are provided to align employees' performance with shareholder interests, are granted bi-annually, and will vest over a three (3) to five (5) year period. The Committee may review any type of performance criteria, market comparison, and extraordinary events when making the decision to offer an equity-based award.

The Company's Form 10-K for 2013 summarizes information as of December 31, 2013, with respect to the equity compensation plan.

Grants of Plan-Based Awards for period ending December 31, 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

Mark Olson[1,2]
Executive Vice President/	2/1/2013	-	-	-	-	-	-	25,862	-	-	$150,000
Chief Financial Officer	2/1/2013	-	-	-	-	-	-	-	19,940	$5.80	$60,000
Robert Osterbauer[3,4]
Executive Vice President/	8/1/2013	-	-	-	-	-	-	3,157	-	-	$21,000
Chief Lending Officer	8/1/2013	-	-	-	-	-	-	-	3,979	$6.65	$14,000
William Raver[5]
Executive Vice President/General Counsel	8/1/2013	-	-	-	-	-	-	-	5,685	$6.65	$20,000
William Schack[6,7]
Executive Vice President/	7/1/2013	-	-	-	-	-	-	-	9,252	$6.15	$30,000
Chief Credit Officer	7/1/2013	-	-	-	-	-	-	12,195	-	-	$75,000

Black-Scholes Assumptions[8]

Grant Date	Risk-free rate of return	Dividend Yield	Volatility	Expected Life

2/1/2013	1.14%	0.00%	55.30%	6
7/1/2013	1.66%	0.00%	55.40%	6
8/1/2013	1.82%	0.00%	55.32%	6
1
The stock award dollar amount for Mr. Olson represents the grant date fair value of $5.80 per share as of February 1, 2013.
2
The option award dollar amount for Mr. Olson represents the grant date fair value of $3.00 per stock option as of February 1, 2013.
3
The stock award dollar amount for Mr. Osterbauer represents the grant date fair value of $6.65 per share as of August 1, 2013.
4
The option award dollar amount for Mr. Osterbauer represents the grant date fair value of $3.52 per stock option as of August 1, 2013.
5
The option award dollar amount for Mr. Raver represents the grant date fair value of $3.52 per stock option as of August 1, 2013.
6
The stock award dollar amount for Mr. Schack represents the grant date fair value of $6.15 per share as of July 1, 2013.
7
The option award dollar amount for Mr. Schack represents the grant date fair value of $3.24 per stock option as of July 1, 2013.
8
The Black-Scholes pricing model was used to derive the fair value of the option awards. The assumptions used in valuing the grants in 2013 are presented in the above table.

Outstanding Equity Awards at Fiscal Year End December 31, 2013

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable [1]	Number of Securities Underlying Unexercised Options (#) Unexercisable [2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date [3]	Number of Shares or Units of Stock That Have Not Vested (#) [4]	Market Value of Shares or units of Stock That Have Not Vested ($) [5]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Simone F. Lagomarsino Chief Executive Officer/President of the Company and Bank	-	-	-	-	-	63,898	$479,235	-	-
Mark Olson Executive Vice President/Chief Financial Officer	-	19,940	-	$5.80	4/30/2014	25,862	$193,965	-	-
Robert Osterbauer	-	18,847	-	$5.00	5/1/2022	30,000	$225,000	-	-
Executive Vice President/Chief Lending Officer	-	3,979	-	$6.65	8/1/2023	3,157	$23,678	-	-
Joanne E. Funari	21,746	-	-	$3.10	1/24/2014	-	-	-	-
Executive Vice President/	3,298	-	-	$5.73	1/24/2014	-	-	-	-
Market Area President for Santa Barbara and Ventura Counties	24,689	-	-	$12.15	1/24/2014	-	-	-	-
William Raver	16,903	-	-	$3.10	9/1/2020	4,886	$36,645	0	0
Executive Vice President/	2,308	6,926	-	$5.73	9/1/2022	-	-	-	-
General Counsel	-	5,685	-	$6.65	8/1/2023	-	-	-	-
William Schack	-	9,252	-	$6.15	7/1/2023	12,195	$91,463	-	-
Executive Vice President/Chief Credit Officer	-	-	-	-	-	-	-	-	-
1
Options for Ms. Funari were granted under the Company's 2005 Equity Based Compensation Plan and represent fully vested substitute options granted by the Company in accordance with the merger agreement with Business First National Bank.
2
Options granted under the Company's 2005 Equity Based Compensation Plan on various dates, which become exercisable in accordance with vesting schedules established at the time of the respective grants.

Unexercisable shares reported for Mr. Olson were not vested at the time of his resignation from the Company.

Unexercisable shares of 18,847 reported for Mr. Osterbauer will vest as follows: 6,282 shares available 8/1/2015, 8/1/2016 and 8/1/2017.

Unexercisable shares of 3,979 reported for Mr. Osterbauer will vest as follows: 1,326 shares available 5/1/2014, 5/1/2015 and 5/1/2016.

Unexercisable shares of 6,926 reported for Mr. Raver will vest as follows: 3,463 shares available on 8/1/2014 and 8/1/2015.

Unexercisable shares of 5,685 reported for Mr. Raver will vest as follows: 1,895 shares available 8/1/2014, 8/1/2015 and 8/1/2016.

Unexercisable shares reported for Mr. Schack will vest as follows: 3,084 shares available 7/1/2014, 7/1/2015 and 7/1/2016.
3
Options expire ten years from date of grant. Mr. Olson's options never vested due to his resignation from the Company, and Ms. Funari's options expired ninety days after employment termination.
4
On October 1, 2011, Ms. Lagomarsino was awarded 63,898 shares of restricted stock under the Company's 2005 Equity Based Compensation Plan. The shares will be subject to forfeiture and will not vest until three (3) years from award date. Other awards under the Plan with a three (3) year vesting schedule are as follows: On September 1, 2010, Mr. Olson was awarded 25,862 shares of restricted stock, with the stock being unvested at the time of his termination of employment with the Company. On May 1, 2012, Mr. Osterbauer was awarded 30,000 shares of restricted stock; unvested shares will vest at 10,000 shares on 5/1/2015, 5/1/2016 and 5/1/2017. On August 1, 2013, Mr. Osterbauer was awarded 3,157 shares of restricted stock; unvested shares will vest at 1,052 shares on 8/1/2014, 8/1/2015 and 8/1/2016. On September 1, 2012, Mr. Raver was awarded 7,329 shares of restricted stock with 4,886 shares being unvested. Mr. Raver's shares will vest at 2,443 shares on 9/1/2014 and 9/1/2015. On July 1, 2013, Mr. Schack was awarded 12,195 shares of restricted stock; unvested shares will vest at 4,065 shares on 7/1/2014, 7/1/2015 and 7/1/2016.
5
The fair market value of restricted stock was determined by using the Company's closing price at fiscal year-end of $7.50 per share.

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joanne Funari
Executive Vice President/Market Area	-	-	3,490	$21,708
President for Santa Barbara and Ventura Counties
William Raver
Executive Vice President,	-	-	2,443	$15,195
General Counsel
1
The value realized on exercise is the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.
2
The value realized on vesting is the closing price of the Company's Common Stock on the date of vesting multiplied by the number of shares vested.

Pension Benefits Table

Name	Plan Name (1)	Number of Years of Credited Service (#) (2)	Present Value of Accumulated Benefits ($) (3)	Payments During Last Fiscal Year ($) (4)
Simone F. Lagomarsino
Chief Executive Officer/President of the
Company and Bank	(1)	2	$23,269	$0
Mark Olson
Executive Vice President/Chief Financial
Officer	N/A	N/A	N/A	N/A
Robert Osterbauer
Executive Vice President, Market Area
President for San Luis Obispo County	N/A	N/A	N/A	N/A
Joanne Funari
Former Executive Vice President/Market
President for Santa Barbara and Ventura
Counties	(1)	6	$51,956	$0
William Raver
Executive Vice President/General Counsel	(1)	5	$96,828	$0
William Schack
Executive Vice President/Chief Credit Officer	N/A	N/A	N/A	N/A
1
Heritage Oaks Bank Salary Continuation Agreement
2
The benefit begins accruing at the effective date of the agreement and vests ten percent (10%) per year for up to ten (10) years. Vesting percentages for each Executive vary depending on how long each plan has been in effect. The following table lists the vesting percentage of each participant.
3
Ms. Funari's benefits ceased accruing upon her resignation in October 2013 and are payable in 2014.
4
Benefits are accrued but unpaid for Ms. Funari due to IRS Section 409A requirements but will be paid in 2014.

Salary Continuation Plan Vesting Schedule

Participant	Vesting Percentage	Benefit
Lagomarsino	20%	$100,000 [1]
Funari	60%	$48,000 [1]
Raver	50%	$48,000 [1]
1
Benefits are an annual benefit payable over a fifteen (15) year period commencing upon retirement at age 65.

Benefit amounts payable at either early termination of the Plan or upon retirement were agreed upon in the terms of each Plan. Detailed information on the Salary Continuation Plan can be found in the discussion located on page 19.

Potential Payments Upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to the Named Executive Officers in the case of their termination of employment and/or a change in control.

Change in Control Agreements

There were no change in control agreements in place as of December 31, 2013. Chief Credit Officer Schack entered into a change in control agreement in March 2014, which provides for a lump-sum payment equal to 150% of his annual salary and previous calendar year's cash bonus in the event of termination within a specified period before or after a change in control event. The Bank entered into change in control agreements with its other executive officers in April 2014 which provide for a lump-sum payment equal to 50% of their annual salaries in the event of a termination within a specified period before or after a change in control event. The change in control agreements are conditioned upon compliance with covenants that restrict use of confidential information and the solicitation of Bank employees and customers.

401(k) Plan and Employee Stock Ownership Plan

An employee is automatically enrolled and becomes a participant in the 401(k) Plan as of the first day of the quarter following ninety (90) days of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the 401(k) Plan. Distributions from the 401(k) Plan are not permitted before age fifty-nine and one-half (59 1/2) except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2013 and 2012 the Company made matching contributions of $104,797 and $144,903 respectively.

When the ESOP was active, an employee became a participant in the ESOP on January 1 of the year following the date on which he/she attained age twenty-one (21), completed twelve (12) consecutive months of service and worked a minimum of one thousand (1,000) hours. A participant had a non-forfeitable right to one hundred percent (100%) of his/her ESOP account balance upon disability or on his/her normal retirement date or completion of at least six (6) years of service, whichever was later. Distributions from the plan were not permitted before age fifty-nine and one-half (59 1/2) except in the event of death, disability, termination of employment or IRS permitted diversification. The Company made no contributions in 2013 or in 2012 to the ESOP. In February 2013, the Board of

Directors voted to suspend the ESOP and made no further contributions, and later voted to terminate the Plan and distribute the Plan assets to the participants. This was accomplished by December 31, 2013.

Discretionary Bonus

Heritage Oaks Bank has no discretionary bonus programs for the Bank's executive officers, for the non-executive officers and staff except for the Heritage Oaks Bank 2013 Incentive Compensation Plan (discussed elsewhere herein). Contributions by the Bank to the programs are based upon the Bank's achievement of specified levels of financial performance as determined by the Board of Directors. In 2013 the Bank expensed $804,166 for these programs, and bonus payments for 2013 performance were made in 2013, with the final payment made in the first quarter of 2014.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of March 31, 2014, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock, except as described below. The following table reflects the Common Stock outstanding at March 31, 2014, and does not include any Common Stock issuable by the conversion of Series C Preferred stock issued by the Company on March 12, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Carpenter Fund Manager, GP, LLC 5 Park Plaza Irvine, CA 92614	5,873,016 [1]	17.82%
Patriot Financial Partners, L.P. 2929 Arch Street, 27th Floor Philadelphia, PA 19104	3,719,720 [2]	11.28%
Castle Creek Capital, LLC 6051 El Tordo Rancho Santa Fe, CA 92067	2,483,100 [3]	7.53%
Wellington Management Co., LLC 280 Congress Street Boston, MA 02210	2,019,557 [4]	6.12%
Banc Funds, LLC 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	1,715,978 [5]	5.20%
Manulife Asset Management 197 Clarendon Street Boston, MA 02116	1,715,145 [6]	5.20%
1
Carpenter Fund Manager GP, LLC ("Fund Manager") is the general partner of each of Carpenter Community BancFund, LP; Carpenter Community BancFund-A, LP; and Carpenter Community BancFund-CA, L.P (the "Carpenter Funds").
2
Patriot Financial Partners, GP, LP ("Patriot GP") is a general partner of each of Patriot Financial Partners, LP and Patriot Financial Partners Parallel, LP (together, the "Funds") and Patriot Financial Partners, GP, LLC ("Patriot LLC") is a general partner of Patriot GP. In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.
3
Castle Creek Capital Partners IV, LP's sole general partner is Castle Creek Capital IV LLC. John M. Eggemeyer III is a managing principal of Castle Creek Capital IV LLC. Each of Castle Creek Capital IV LLC and Mr. Eggemeyer have voting and dispositive power and may be deemed to beneficially own these shares.
4
Wellington Management Co., LLP in its capacity as investment adviser with shared voting and dispositive power, may be deemed to beneficially own these shares, which are held of record by clients of Wellington Management.
5
The Banc Funds Company, LLC., ("TBFC") is the general partner of MidBanc VI LP, MidBanc VII LP, and MidBanc VIII LP. The general partners of Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P., are MidBanc VI LP, MidBanc VII LP, and MidBanc VIII LP, respectively. Charles J. Moore is the principal owner of TBFC and the manager of each of Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P. and therefore has voting and dispositive power over these securities.
6
Through its parent-subsidiary relationship to Manulife Asset Management (US) LLC, Manulife Financial Corporation may be deemed to have beneficial ownership of these same shares.

The following table sets forth, as of the Record Date, the number of shares of the Company's common stock which may be deemed to be beneficially owned by (i) each of the directors and nominees, (ii) each Named Executive Officer, and (iii) all directors and executive officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons. Please see Footnotes referenced on next page.

Name of Beneficial Owner	Names and Offices Held with Heritage Oaks Bancorp	Common Shares Beneficially Owned (3)	Shares Issuable Upon Exercise of Options (4)	Percentage of Shares Outstanding
Directors: (1) (2)
Michael Morris	Chairman	56,255	17,875.0023%
Donald Campbell	Vice Chairman	26,847	17,875.0014%
Michael J. Behrman	Director	84,332	12,625.0030%
Mark C. Fugate	Director	118,951	17,875.0042%
Howard N. Gould	Director	5,873,016 (5)	-0-	17.82%
Dee Lacey	Director	101,930	17,875.0037%
James J. Lynch	Director	3,712,220 (6)	7,500	11.28%
Daniel O'Hare	Director	56,875 (7)	29,687.0027%
Michael E. Pfau	Director	76,736	12,625.0027%
Alexander F. Simas	Director	52,481	17,875.0022%
Simone F. Lagomarsino	Director and President/ Chief Executive Officer of the Company and Bank	116,380	27,307.0044%
Stephen P. Yost	Director	29,669	-0-	.0009%
Lawrence P. Ward	Director	202,242	-0-	.0062%
Other Executive Officers:
Robert Osterbauer	Executive Vice President/Chief Lending Officer	33,157	-0-	.0010%
William Raver	Executive Vice President/General Counsel	12,732	19,211.0010%
William Schack	Executive Vice President/Chief Credit Officer	12,195	-0-	.004%

All Directors and Executive Officers as a Group:		10,566,018	198,330	32.5%

Footnotes to the Beneficial Ownership Table:

(1)
As used in this Proxy Statement, the term "Named Executive Officer" means the President/Chief Executive Officer of the Company and Bank; Former Executive Vice President/Chief Financial Officer; Executive Vice President and Chief Lending Officer; Former Executive Vice President/Market Area President for Santa Barbara and Ventura Counties; and Executive Vice President and General Counsel. The Chairman of the Board, the Vice Chairman of the Board, and the Company's other officers are not treated as "Named Executive Officers" of the Company.
(2)
The address for all persons listed is c/o Heritage Oaks Bancorp, 1222 Vine Street, Paso Robles, California, 93446.
(3)
Except as otherwise indicated in these notes, and subject to applicable community property laws and shared voting and investment, the table includes shares held by each person's spouse and minor children; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); and/or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.
(4)
Includes shares of Common Stock subject to stock options exercisable within 60 days of record date and restricted stock.
(5)
Carpenter Fund Manager GP, LLC ("Fund Manager") is the general partner of each of Carpenter Community BancFund, LP, Carpenter Community BancFund-A, LP, and Carpenter Community BancFund-CA, LP, (together, the "Carpenter Funds"). Mr. Gould serves as one of five Managing Members of Fund Manager and as such holds shared voting and investment power with respect to these shares. Mr. Gould disclaims beneficial ownership of these shares.
(6)
Patriot Financial Partners, GP, LP ("Patriot GP") is the sole general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, LP (together, the "Funds"). Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP. Patriot Financial Partners GP, LLC ("Patriot LLC") is the general partner of Patriot GP. Accordingly, securities owned or deemed to be owned by Patriot GP may be regarded as being beneficially owned by Patriot LLC. Mr. Lynch is a general partner of the Funds and Patriot GP and a member of Patriot LLC. Mr. Lynch disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is a beneficial owner of such securities for the purposes of Section 16.
(7)
Includes shares held as a trustee of Glenn, Burdette, Phillips and Bryson Tax and Business Services, Inc. 401(k) and shares held in his own 401(k).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than ten percent (10%) of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers and greater-than-ten percent (10%) stockholders are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended. During 2013, Officer Mark Olson and Director Dee Lacey each filed a Form 4, required by Section 16(a) of the Securities Exchange Act of 1934, as amended; however, each failed to timely file the Form 4. Both of these late filings were a result of internal notification processes.

Stock Performance Graph

The following graph presents the cumulative total return for the Company's Common Stock compared with the NASDAQ Composite Index and the SNL Western Bank Index. The graph assumes the value of an investment in the Company's Common Stock, the NASDAQ Composite Index and the SNL Western Bank Index each was $100 on December 31, 2008, and that all dividends were reinvested. The chart represents the average closing price for the month of December in each of the years presented. It should be noted that historical performance information is no guarantee of future performance.

Heritage Oaks Bancorp

	Period Ending
Index	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13

Heritage Oaks Bancorp	100.00	99.60	65.54	70.52	115.54	149.40
NASDAQ Composite	100.00	81.12	95.71	84.92	101.22	145.48
SNL Western Bank	100.00	91.83	104.05	94.00	118.63	166.91

PROPOSAL NUMBER 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation section of this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company's Board of Directors and management believe that the most effective executive compensation program is one that is designed to align the interests of executive officers with those of the shareholders and enhance the stability of the Company by rewarding performance above established goals.

The Company's compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success. There are four components to the compensation of NEOs:

    •
    Base salary, which is established based on market data and adjusted based on individual performance and experience.

    •
    Performance-based incentives, which are based on the overall performance of the Company and modified by personal performance.

    •
    Equity incentives, which allow the executives to share in the growth and prosperity of the Company.

    •
    Perquisites, retirement and other benefits that management believes are reasonable and consistent with the Company's overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you, as a shareholder of the Company, the opportunity to approve, on a non-binding advisory basis, the Company's overall executive compensation of the NEOs as disclosed in this Proxy Statement. Accordingly, you may vote on the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES AND RELATED NARRATIVE CONTAINED IN THE PROXY STATEMENT.

 PROPOSAL NUMBER 3:
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the frequency of advisory shareholder votes on the compensation of our Named Executive Officers once every three years. Pursuant to Section 14A of the Exchange Act, shareholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on the compensation of our NEOs that occurs every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on the compensation of our NEOs. As described in the section entitled "Compensation Discussion and Analysis" beginning on page 13, our executive compensation program is designed with a focus on long-term shareholder value creation. The Board of Directors intends that the program be responsive to shareholder interests, but is concerned that annual or biennial votes on the program could foster a short-term focus and undermine some of the program's most thoughtful features to promote long-term incentives.

Because the Company's long-term equity incentives vest over a three (3) to five (5) year period, a triennial vote aligns with a review of the impact of grants on shareholder value over a similar period. Because long-term value creation is measured over a time frame longer than one or two years, a triennial vote also allows the shareholders to evaluate the effects of any changes to compensation plans and programs, particularly those correlated to performance, over a longer period. If the vote were to occur more frequently, the effects of changes to plans and programs would not typically be evident in time for the stockholders to consider as they vote at the following year's annual meeting.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. Although the advisory vote is non-binding, our Board of Directors values the opinions of our shareholders and will consider the outcome of the vote when determining the frequency of advisory votes on the compensation of our NEOs. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on the compensation of our NEOs more or less frequently than the option approved by our shareholders. A frequency vote similar to this will occur at least once every six years. Shareholders should note that they are being asked to indicate how often they want future votes to occur, and are not engaging in an up or down vote on the Board's recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE OPTION OF "3 YEARS" AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 4:
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Crowe Horwath LLP ("Crowe"), independent registered public accountants, has been selected by the Audit Committee of the Board of Directors to perform audit services for the Company and its subsidiary, Heritage Oaks Bank, for the fiscal year ended December 31, 2014, and such selection has been approved by resolution of the Board of Directors. The shareholders are hereby asked to ratify the selection of Crowe Horwath LLP. It is anticipated that a member of that firm will be present at the Annual Meeting. That representative is not expected to make a statement but will be available to answer any questions.

The firm of Crowe Horwath LLP served the Company as independent public accountants for the 2012 and 2013 fiscal years. Crowe has no interest, financial or otherwise, in the Company. The services rendered by Crowe during the 2013 and 2012 fiscal year were audit services, consultation in connection with various accounting matters and tax related services. The Board of Directors of the Company pre-approved each professional service rendered by Crowe during the 2013 and 2012 fiscal years.

Audit Fees

Aggregate audit fees billed to the Company by Crowe for the 2013 audit were $296,000 which includes the audit of the 2013 consolidated financial statements, the audit of the Company's internal control over financial reporting, the review of those financial statements included in the Company's quarterly reports on Form 10-Q, the review of the Company's annual report on Form 10-K, and the reissuance of Crowe's audit report on the Company's 2012 consolidated financial statements in connection with the Company's registration statements on Form S-4 and S-1. Aggregate audit fees billed to the Company by Crowe for the 2012 audit were $261,500 which includes the audit of the 2012 consolidated financial statements, the audit of the Company's internal control over financial reporting, the review of those financial statements included in quarterly reports on Form 10-Q and the annual report on Form 10-K, in addition to services rendered in connection therewith.

Audit-Related Fees

Audit-related fees billed to the Company by Crowe for the 2012 and 2013 fiscal years were $34,500 and $29,500 respectively, relating to the audit of the Company's employee benefit plan audits, annual HUD reporting and consultations on accounting matters.

Tax Fees

Tax service fees billed to the Company by Crowe for the 2012 and 2013 fiscal year were $19,218 and $35,264, respectively. The services included accounting services in connection with the calculation, preparation and payment of tax estimates, tax consulting services, review of financial statement tax provisions, and preparation of tax returns.

All Other Fees

There were no other fees billed to the Company by Crowe in 2012 or 2013.

Preapproval of Services by Principal Accountant

The Audit Committee will consider annually and, if appropriate, approve audit services by its principal accountant. In addition, the Audit Committee will consider and, if appropriate, pre-approve certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements. For the fiscal year 2013, the Audit Committee considered the services provided by Crowe compatible with maintaining the principle accountant's independence. The Charter for the Audit Committee contains policies and procedures for pre-approval of audit and non-audit services from the Company's independent public accountant. Less than half the total hours expended on the Crowe engagement to audit our financial statements for the 2013 fiscal year were attributed to work performed by persons other than Crowe's full-time permanent employees.

The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Crowe Horwath LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION OF THE INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

The Audit Committee currently consists of seven (7) members of the Board of Directors, each of whom is independent under the NASDAQ Marketplace Rules, SEC rules and regulations applicable to audit committees. The Board of Directors has adopted, and annually reviews, an Audit Committee charter, available on the Company's investor relations website at www.heritageoaksbancorp.com. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

In performing its functions, the Audit Committee met ten (10) times during the year and regularly met in executive session without Bank management. The Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent accountants. The independent accountants, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States of America and on the Company's internal control over financial reporting and compliance. In addition, the Audit Committee engages outside consultants who advise it on internal control and credit quality matters. It also maintains a process for handling employee complaints regarding accounting procedures and internal controls.

The Audit Committee has reviewed and discussed the Company's December 31, 2013, audited financial statements with management and with Crowe, the Company's independent registered public accounting firm. The Audit Committee has also discussed with Crowe the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received from Crowe the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Crowe their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2013, audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by the Audit Committee of the Board:

Daniel J. O'Hare (Chairman)	Dee Lacey
Donald Campbell	Michael Morris
Mark C. Fugate	Michael Pfau
Alexander F. Simas

OTHER MATTERS

If any other matters come before the Annual Meeting, not referred to in the enclosed Proxy Card, including matters incident to the conduct of the Annual Meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the Annual Meeting, and as of the date of the mailing of this Proxy Statement, no shareholder has duly submitted to management any proposal to be acted upon at the Annual Meeting.

Shareholder Proposals

If a shareholder intends to present any proposal for consideration at the 2015 Annual Meeting of Shareholders and wishes for that proposal to be included in the Proxy Card and Proxy Statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 29, 2014.

With regard to any shareholder proposal that the shareholder is not seeking to have included in the Proxy Card and Proxy Statement, if a shareholder gives notice of a proposal after February 10, 2015, proxyholders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the 2015 annual meeting of shareholders.

The Company has not been notified by any stockholder of his or her intent to present a shareholder proposal from the floor at the Annual Meeting. The enclosed Proxy Card grants the proxyholders discretionary authority to vote on any matter properly brought before the Annual Meeting.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Heritage Oaks Bancorp, Attn: Corporate Secretary, 1222 Vine Street, Paso Robles, California 93446.

Form 10-K

The Company's Annual Report for 2013 on Form 10-K, which is required to be filed with the SEC, is available to any shareholder without charge. The report may be obtained by written request to the Corporate Secretary, Heritage Oaks Bancorp, 1222 Vine Street, Paso Robles, California 93446. It is available in the SEC Filings section of the Company's website at www.heritageoaksbancorp.com. The Company's Annual Report serves as the Heritage Oaks Bank's annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

William Raver Corporate Secretary
April 17, 2014

HERITAGE OAKS BANCORP 1222 VINE STREET PASO ROBLES, CA 93446 ATTN: INVESTOR RELATIONS DEPT.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy (materials electronically in future years).

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy (card in hand when you call and then follow the instructions).

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

(TO VOTE), (MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS):

M71542-P51492	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

HERITAGE OAKS BANCORP

			For	Withhold	For All
			All	All	Except
The Board of Directors recommends you vote FOR ALL for proposal 1, FOR proposals 2 and 4, and three years for proposal 3.			☐	☐	☐

1.	Election of Directors

Nominees:

	01)	Michael J. Morris
	02)	Donald Campbell
	03)	Michael J. Behrman
	04)	Mark C. Fugate
	05)	Daniel J. O’Hare
	06)	Dee Lacey
	07)	James J. Lynch
	08)	Michael E. Pfau
	09)	Alexander F. Simas
	10)	Howard N. Gould
	11)	Simone F. Lagomarsino
	12)	Stephen P. Yost

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
2.	An advisory vote to approve the Company’s executive compensation disclosed in the Proxy Statement for the 2014 Annual Meeting of Shareholders dated May 28, 2014.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
3.	An advisory vote to approve the frequency for holding an advisory vote on the Company’s executive compensation for Named Executive Officers.	☐	☐	☐	☐

		For	Against	Abstain
4.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014.	☐	☐	☐

NOTE: Transacting such other business as may properly come before the 2014 Annual Meeting of Shareholders and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

HERITAGE OAKS BANCORP

MAY 28, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER

MEETING TO BE HELD ON MAY 28, 2014.

THE PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD, AND 2013

ANNUAL REPORT ARE AVAILABLE AT WWW.HERITAGEOAKSBANCORP.COM

M71543-P51492

ANNUAL MEETING OF SHAREHOLDERS OF

HERITAGE OAKS BANCORP

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2014

The undersigned Shareholder(s) of Heritage Oaks Bancorp (the “Company”) hereby appoints, constitutes and nominates Donald Campbell, Michael J. Morris and Dee Lacey, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 400 S. River Road, Paso Robles, California on Wednesday, May 28, 2014, at 5:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

The Board of Directors unanimously recommends a vote FOR ALL for Proposal 1, FOR Proposals 2 and 4, and recommends voting for a three (3) year interval on future advisory votes on executive compensation, Proposal 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side